Exhibit 99.1

IMS Health Announces 2009 Fourth-Quarter and Full-Year Results

  4Q Revenues of $599 million, up 11% over third quarter, 3% year over year
  GAAP EPS of $0.39 in quarter
  Non-GAAP EPS of $0.52, up 4% year over year
  Exceptional preliminary cash flow from operations

NORWALK, Conn.--(BUSINESS WIRE)--February 9, 2010--IMS Health (NYSE: RX), the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced fourth-quarter 2009 revenue of $599.2 million, up 3 percent year over year and down 3 percent constant dollar, compared with $580.9 million in the 2008 fourth quarter. Net income for the 2009 fourth quarter was $71.5 million and diluted earnings per share was $0.39 compared with net income of $98.5 million and EPS of $0.54 in the year-earlier period. After adjusting for $27.7 million of charges in the quarter related to the previously announced restructuring, certain asset impairments, merger costs and certain other items, net income on a non-GAAP basis for the fourth quarter of 2009 was $95.1 million compared with $90.6 million in the year-earlier period, and non-GAAP EPS was $0.52 compared with $0.50 in the 2008 fourth quarter (See Note c to the financial tables).

“IMS finished the year with an improved fourth-quarter performance, reflecting solid sequential revenue growth and better demand in the second half of the year,” said David R. Carlucci, IMS chairman and CEO. “Our cost reduction plans remain on track, and we achieved exceptional cash flow results throughout the year. We continue to benefit from our industry-leading role, and are strategically positioned to help clients transform their businesses.”

Operating income in the fourth quarter of 2009 was $106.3 million compared with $126.6 million in operating income in the year-earlier period. When adjusted for the restructuring charge, merger costs and certain other items, operating income on a non-GAAP basis for this year’s fourth quarter would have been $134.0 million, compared with $136.0 million in the 2008 fourth quarter (See Note c to the financial tables).

Preliminary net cash provided by operating activities on a GAAP basis for the fourth quarter of 2009 was $195.1 million, and $542.6 million in the 2009 full year. Fourth-quarter 2009 preliminary free cash flow on a non-GAAP basis was $138.0 million, bringing the total for full-year 2009 to $543.1 million (See Note d to the financial tables).

Full-Year Results

For the 2009 full year, revenues were $2,189.7 million, down 6 percent or 4 percent constant dollar, compared with revenues of $2,329.5 million in 2008. Net income for 2009 was $258.5 million and diluted earnings per share was $1.42 compared with net income of $311.3 million and EPS of $1.70 the year earlier. After adjusting for $159.5 million of charges in 2009 related to the previously announced restructuring, certain asset impairments, merger costs and certain other items, net income on a non-GAAP basis for the 2009 full year was $315.6 million compared with $311.7 million in 2008, and non-GAAP EPS was $1.73 compared with $1.70 a year earlier (See Note c to the financial tables).

Including the restructuring charge, certain asset impairments, merger costs and certain other items, operating income for full-year 2009 was $270.9 million, compared with $498.3 million in 2008. When adjusted for these items, operating income on a non-GAAP basis for 2009 would have been $430.4 million, compared with $511.5 million in 2008 (See Note c to the financial tables).

Balance Sheet Highlights

IMS’s cash and cash equivalents as of December 31, 2009 totaled $380.3 million, compared with $215.7 million on December 31, 2008. Total debt as of December 31, 2009 was $1,244.7 million, down from $1,404.2 million at year-end 2008.

Share Repurchase Program, Shares Outstanding

No IMS shares were repurchased during the fourth quarter of 2009. A total of 9.5 million shares remain authorized and available to repurchase under the current Board of Directors’ authorization.

The number of shares outstanding as of December 31, 2009 was approximately 182.7 million, compared to 182.4 million as of September 30, 2009.

About IMS

Operating in more than 100 countries, IMS Health is the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.2 billion in 2009 revenue and more than 50 years of industry experience, IMS offers leading-edge market intelligence products and services that are integral to clients’ day-to-day operations, including product and portfolio management capabilities; commercial effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve productivity and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

Forward-Looking Statements

This filing contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of the Company to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the proposed sale of the Company to an entity created by certain affiliates of TPG Capital, L.P. and the Canada Pension Plan Investment Board, including uncertainties relating to the expected timing of the completion of the transaction and the ability to complete the transaction, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent the Company seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which the Company’s customers operate, and (viii) uncertainties associated with completion of the Company’s restructuring plans and the impact of the restructuring activities on the Company’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the Company made from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Table 1 IMS Health GAAP Income Statement Three Months Ended December 31 (unaudited, in millions except per share)

	2009 GAAP	2008 GAAP	% Fav (Unfav)	Non-GAAP Constant $ Growth %
Revenue (a) (b)
Commercial Effectiveness	$310.9	$286.9	8%	2
Product and Portfolio Management	181.0	176.5	3	(3)
New Business Areas	107.3	117.5	(9)	(12)
Total	599.2	580.9	3	(3)

Revenue Detail:
Information & Analytics (“I&A”) Revenue	452.9	432.2	5	(1)
Consulting & Services (“C&S”) Revenue	146.3	148.7	(2)	(6)
Total Revenue	599.2	580.9	3	(3)

Operating Expenses (b)
Operating Costs of I&A	(187.6)	(180.5)	(4)
Direct and Incremental Costs of C&S	(73.5)	(72.6)	(1)
External-use Software Amortization	(9.9)	(11.7)	15
Selling and Administrative	(171.3)	(157.2)	(9)
Depreciation and Other Amortization	(22.9)	(23.0)	0
Accelerated Depreciation and Amortization	(2.2)	0.0	NM
Severance, impairment and other charges	(14.6)	(9.4)	(55)
Merger costs	(11.0)	0.0	NM
Total	(492.9)	(454.4)	(8)

Operating Income (a)	106.3	126.6	(16)%	(27)

Interest expense, net	(7.2)	(7.8)	8
Gains from investments, net	0.6	0.0	NM
Other Expense, net	(2.9)	(13.7)	79
Pretax Income	96.8	105.1	(8)

Provision for Income Taxes	(25.1)	(5.4)	NM
Net Income (c)	71.7	99.7	(28)

Less: Net Income Attributable to Non-Controlling Interests	0.2	1.3	87

Net Income Attributable to IMS Health, Inc.	71.5	98.5	(27)

Diluted EPS:
Total Diluted EPS	$0.39	$0.54	(28)

Shares Outstanding:
Weighted Average Diluted	183.6	182.2
End-of-Period Actual	182.7	181.5
Weighted Average Basic	182.7	181.7

The accompanying notes are an integral part of these financial tables.

Table 2 IMS Health GAAP Income Statement Twelve Months Ended December 31 (unaudited, in millions except per share)

	2009 GAAP	2008 GAAP	% Fav (Unfav)	Non-GAAP Constant $ Growth %
Revenue (a) (b)
Commercial Effectiveness	$1,103.9	$1,153.5	(4)%	(3)
Product and Portfolio Management	683.9	721.4	(5)	(3)
New Business Areas	402.0	454.7	(12)	(8)
Total	2,189.7	2,329.5	(6)	(4)

Revenue Detail:
Information & Analytics (“I&A”) Revenue	1,706.7	1,787.5	(5)	(3)
Consulting & Services (“C&S”) Revenue	483.0	542.0	(11)	(9)
Total Revenue	2,189.7	2,329.5	(6)	(4)

Operating Expenses (b)
Operating Costs of I&A	(715.8)	(757.0)	5
Direct and Incremental Costs of C&S	(250.4)	(275.2)	9
External-use Software Amortization	(40.4)	(49.7)	19
Selling and Administrative	(661.5)	(650.2)	(2)
Depreciation and Other Amortization	(91.3)	(89.6)	(2)
Accelerated Depreciation and Amortization	(4.2)	0.0	NM
Severance, impairment and other charges	(144.3)	(9.4)	NM
Merger costs	(11.0)	0.0	NM
Total	(1,918.9)	(1,831.2)	(5)

Operating Income (a)	270.9	498.3	(46)%	(54)

Interest expense, net	(33.0)	(34.5)	4
Gains from investments, net	0.0	0.4	NM
Other Expense, net	(1.3)	(41.4)	NM
Pretax Income	236.6	422.8	(44)

Provision for Income Taxes	24.0	(106.2)	NM
Net Income (c)	260.6	316.6	(18)

Less: Net Income Attributable to Non-Controlling Interests	2.2	5.3	59

Net Income Attributable to IMS Health, Inc.	258.5	311.3	(17)

Diluted EPS:
Total Diluted EPS	$1.42	$1.70	(16)

Shares Outstanding:
Weighted Average Diluted	182.6	183.6
End-of-Period Actual	182.7	181.5
Weighted Average Basic	182.4	182.8

The accompanying notes are an integral part of these financial tables.

Table 3 IMS Health Selected Consolidated Balance Sheet Items (unaudited, in millions)

	Dec. 31, 2009	Dec. 31, 2008

Cash and cash equivalents	$380.3	$215.7

Accounts receivable, net	322.6	382.8

Long-term debt	1,244.7	1,404.2

The accompanying notes are an integral part of these financial tables.

Table 4 IMS Health Preliminary GAAP Cash Flows from Operating Activities Year Ended December 31 (unaudited, in millions)

2009 GAAP

Net Income	$260.6
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	135.9
Bad Debt Expense	2.9
Deferred Income Taxes	(44.9)
Gain on Sale of Assets, net	(2.3)
Non-Cash Stock-Based Compensation Charges	32.5
Non-Cash Severance, Impairment and Other	32.4
Net Tax Benefit on Stock-Based Compensation	(4.6)
Excess Tax Benefits from Stock-Based Compensation	(0.1)
Change in Assets and Liabilities, Excluding Effects from Acquisitions and Dispositions:
Net Decrease in Accounts Receivable	52.3
Net Decrease in Work-In-Process Inventory	1.9
Net Decrease in Prepaid Expenses and Other Current Assets	8.8
Net Decrease in Accounts Payable	(15.6)
Net Increase in Accrued and Other Current Liabilities	30.1
Net Increase in Accrued Severance, Impairment and Other	83.7
Net Increase in Deferred Revenues	31.9
Net Decrease in Accrued Income Taxes	(76.9)
Net Decrease in Pension Assets, net of Liabilities	10.0
Net Decrease in Other Long-Term Assets, net of Other Long-Term Liabilities	4.0
Net Cash Provided by Operating Activities (d)	$542.6

The accompanying notes are an integral part of these financial tables.

IMS Health

NOTES TO FINANCIAL TABLES

a) Reference to Non-GAAP Constant-Dollar Growth. “Non-GAAP Constant-dollar growth” rates eliminate the impact of year-over-year foreign currency fluctuations (Tables 1 and 2). IMS reports results in U.S. dollars but does business on a global basis. Exchange rate fluctuations affect the rates at which IMS translates foreign revenues and expenses into U.S. dollars and have important effects on results. In order to illustrate these effects, IMS provides the magnitude of changes in revenues and operating income in constant-dollar terms. IMS uses results at constant-dollar rates for purposes of global business decision-making, including developing budgets and managing expenditures. IMS management believes this information, when read together with U.S. GAAP results, facilitates a comparative view of business growth. Constant-dollar rates are not prepared under U.S. GAAP and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results. The method IMS uses to prepare constant-dollar rates differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies.

b) Revenue and operating expenses in 2008 reflect reclassifications to make them comparable with the 2009 presentation.

c) Net income attributable to IMS Health, fully diluted EPS and, where applicable, operating income for the three and twelve months ended December 31, 2009 included the following notable items:

  In Merger costs, $11.0 million of expense ($0.06 EPS impact for the three and twelve months ended December 31, 2009) recorded in the three months ended December 31, 2009 related to the proposed acquisition of the Company by Healthcare Technology Holdings, Inc., an entity created by certain affiliates of TPG Capital, L.P. and the Canada Pension Plan Investment Board.
  In Severance, impairment and other charges, $1.3 million and $105.6 million of restructuring charges ($0.9 million and $76.9 million net of taxes, or $0.01 and $0.42 EPS impact) for the three and twelve months ended December 31, 2009, respectively, recorded during the six months ended December 31, 2009 as a result of the streamlining program announced by the Company in July 2009 in response to accelerating healthcare marketplace dynamics compounded by a sustained economic downturn.
  In Accelerated depreciation and amortization, $2.2 million and $4.2 million ($1.6 million and $3.1 million net of taxes, or $0.01 and $0.02 EPS impact) for the three and twelve months ended December 31, 2009, respectively, of accelerated depreciation and amortization recorded during the six months ended December 31, 2009 related to office lease and intangible impairments as part of the streamlining program noted above.
  In Severance, impairment and other charges, $13.3 million and $38.7 million of charges ($11.2 million and $29.3 million net of taxes, or $0.06 and $0.16 EPS impact) for the three and twelve months ended December 31, 2009, respectively, recorded in the three months ended June 30, 2009 and the three months ended December 31, 2009 for supplier contract-related charges to be incurred with no future economic benefit, the write-down of certain capitalized software and other assets to their net realizable values and other items.
  In Provision for income taxes, a $63.2 million net tax benefit ($0.35 EPS benefit) for the twelve months ended December 31, 2009 due to the reorganization of certain subsidiaries completed during the three months ended March 31, 2009, which resulted in a foreign exchange loss recognized for tax purposes.
  After adjusting for these items and the phasing of foreign exchange gains ($1.1 million net of taxes, or $0.01 EPS impact for the three months ended December 31, 2009), operating income, net income attributable to IMS Health and diluted EPS on a non-GAAP basis would have been $134.0 million and $430.4 million, $95.1 million and $315.6 million and $0.52 and $1.73 for the three and twelve months ended December 31, 2009, respectively.

Net income attributable to IMS Health, fully diluted EPS and, where applicable, operating income for the three and twelve months ended December 31, 2008 included the following notable items:

  In Selling and administrative expenses, $3.7 million of expense ($2.4 million net of taxes, or $0.01 EPS impact for the twelve months ended December 31, 2008) recorded in the three months ended September 30, 2008 related to the Voluntary Disclosure Program at the Company’s Government Solutions subsidiary.
  In Severance, impairment and other charges, a $9.4 million charge ($6.9 million net of taxes, or $0.04 EPS impact for the three and twelve months ended December 31, 2008) recorded in the three months ended December 31, 2008 for the write-off of certain capitalized software assets resulting from the discontinuation of certain IMS products at the end of 2008.
  In Other expense, net, a $16.1 million foreign exchange loss ($14.5 million net of taxes, or $0.08 EPS impact for the three and twelve months ended December 31, 2008) related to the liquidation of non-functional currency Venezuelan Bolívars held at the Company’s Swiss operating subsidiary and a $4.0 million gain ($2.6 million net of taxes, or $0.01 EPS benefit for the three and twelve months ended December 31, 2008) related to the sale of certain assets in the Company’s Latin America region, both recorded in the three months ended December 31, 2008.
  In Provision for income taxes, a $20.7 million net tax benefit ($0.11 EPS benefit for the three and twelve months ended December 31, 2008) as a result of a non-U.S. reorganization involving several IMS subsidiaries recorded in the three months ended December 31, 2008. Additionally, in Provision for income taxes, a $3.9 million tax phasing adjustment ($0.02 EPS impact) was reflected in the non-GAAP measures for the three months ended December 31, 2008 arising from the expiration of both a non-U.S. agreement and certain non-U.S. statutes of limitations.
  After adjusting for these items and the phasing of foreign exchange losses ($1.9 million net of taxes, or $0.01 EPS benefit for the three months ended December 31, 2008), operating income, net income attributable to IMS Health and diluted EPS on a non-GAAP basis would have been $136.0 million and $511.5 million, $90.6 million and $311.7 million and $0.50 and $1.70 for the three and twelve months ended December 31, 2008, respectively.

References are made to results that represent certain U.S. GAAP measures after adjustment to reflect notable items to the extent that management believes adjusting for these items will facilitate better comparisons across periods and more clearly indicate trends. These non-GAAP measures are those used by management for purposes of global business decision making, including developing budgets and managing expenditures. Any such measures presented on a non-GAAP basis are not prepared under a comprehensive set of accounting rules and are not a replacement for the more comprehensive information for investors included in IMS’s U.S. GAAP results.

d) Reconciliation of Preliminary GAAP Cash Flows from Operating Activities to Non-GAAP Free Cash Flow 1 Year Ended December 31 (unaudited, in millions)

		2009	Note Reference
	Net Cash Provided by Operating Activities (unaudited)	$542.6

	Capital Expenditures	(31.6)	2
	Proceeds from Sale of Assets, net	5.4	2
	Additions to Computer Software	(85.8)	2
	Deferred Income Taxes	44.9	3
	Net Tax Benefit on Stock-Based Compensation	4.6	4
	Excess Tax Benefits from Stock-Based Compensation	0.1	4
	Net Decrease in Accrued Income Taxes	76.9	3
	Net Decrease in Pension Assets, net of Liabilities	(10.0)	5
	Net Decrease in Other Long-Term Assets, net of Other Long-Term Liabilities	(4.0)	5

	Non-GAAP Free Cash Flow (unaudited)	$543.1	1

	Notes:
1)	Non-GAAP Free Cash Flow excludes certain amounts to the extent that management believes that
	exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS
	discloses adjusted Non-GAAP Free Cash Flow in order to give a full picture to investors of the
	operational performance of its business as seen by management, Non-GAAP Free Cash Flow is not
	prepared under a comprehensive set of accounting rules and is not a replacement for the more
	comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to
	prepare Non-GAAP Free Cash Flow differs in significant respects from U.S. GAAP and is likely to
	differ from the methods used by other companies.

2)	Investments in capital assets and software are integral to the ongoing business and operations of
	the Company and are therefore included as part of Non-GAAP Free Cash Flow.

3)	Movements in deferred and accrued income taxes do not necessarily relate directly to current
	operations and therefore are excluded from Non-GAAP Free Cash Flow. Accrued income taxes includes a
	$63.2 million net tax benefit due to the reorganization of certain subsidiaries completed during
	the three months ended March 31, 2009, which resulted in a foreign exchange loss recognized for tax
	purposes.

4)	Tax benefits and expenses from stock-based compensation are excluded from Non-GAAP Free Cash Flow as
	they are considered to be financing activities.

5)	Pension assets and liabilities and other inherently long-term assets and liabilities are not viewed
	as part of current operations and are therefore excluded from Non-GAAP Free Cash Flow.

Amounts presented in the financial tables may not add due to rounding.

These financial tables should be read in conjunction with IMS Health’s filings previously made or to be made with the Securities and Exchange Commission and are or will be available at www.sec.gov.

CONTACT:
IMS Health
Investor Relations
Darcie Peck, 203-845-5237
dpeck@imshealth.com
or
Communications
Gary Gatyas, 610-834-5338
ggatyas@us.imshealth.com